                                                                     Exhibit 2.2

                                STATE OF DELAWARE
                            CERTIFICATE OF OWNERSHIP
                                   AND MERGER

                       Section 253B Parent into Subsidiary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                  DARWIN RESOURCES CORP., a Nevada Corporation

                                      INTO

                 DARWIN RESOURCES CORP., a Delaware Corporation

Darwin Resources  Corp., a corporation  organized and existing under the laws of the State of Nevada

         DOES HEREBY CERTIFY:

         FIRST: That it was organized  pursuant to the provisions of the General
Corporation Law of the State of Nevada, on the 21st day of October, 2004.

         SECOND:  That it owns 100% of the  outstanding  shares  of the  capital stock of  Darwin  Resources  Corp.,  a  corporation  organized  pursuant  to the provisions of the General Corporation Law of the State of Delaware  (hereinafter referred to as "Darwin-DE"), on the 21st day of November, 2005.

         THIRD:  That its Board of Directors by Unanimous  Written Consent dated the 21st day of November,  2005,  determined to merge the corporation  into said
Darwin-DE , and did adopt the following resolutions:

         RESOLVED, that this corporation,  Darwin Resources Corp., merges itself into Darwin-DE,  which corporation Darwin-DE,  assumes all of the obligations of
Darwin Resources Corp.

         FURTHER  RESOLVED,  that the terms and  conditions of the merger are as follows:

         Upon  completion  of the  merger,  the  holders of the common  stock of
Darwin resources Corp. shall receive  1.317663818  shares of the common stock of
Darwin-DE in exchange for each share of common stock of Darwin  Resources  Corp.
and shall  have no further  claims of any kind or nature;  and all of the common stock of Darwin-DE  held by Darwin  Resources  Corp.  shall be  surrendered  and canceled.

         FOURTH: That this merger has been approved by the holders of at least a majority  of the  outstanding  shares  of  stock  of  this  corporation,  Darwin
Resources Corp., by written consent in lieu of a meeting of the stockholders.

         FIFTH:  That the name of the  surviving  corporation  shall be:  DARWIN
RESOURCES CORP.

         IN WITNESS WHEREOF, said parent corporation has caused this Certificate to be signed by an authorized officer this 21st day of November, 2005.

                                 By:   /s/ Robert Ferguson
                                       -----------------------------------------
                                       Authorized Officer

                               Name:   Robert Ferguson
                                       -----------------------------------------
                                       Print or Type

                               Title:  President and Chief Financial Officer